                                                                       Exhibit 4

SPECIMEN CERTIFICATE

                          PHOENIX INTERNATIONAL [LOGO]



                                                           Number
                                                           OC-01831

                                                           Shares
                                                           Specimen

                                    AUTHORIZED SHARE CAPITAL
                                    An unlimited number of common shares
                                    without par value and an unlimited number of preferred shares without par value issuable in series.
                                                           Cusip 718919 10 3

                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.
             Amalgamated under the Canada Business Corporations Act


This certifies that _____________________________________is the registered holder of fully paid and non assessable common shares without par value in the share capital of PHOENIX INTERNATIONAL LIFE SCIENCES, INC. transferable only on the books of the Corporation by the registered holder hereof in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

         In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:
      ------------------------  ------------------------  ----------------------
Countersigned and Registered      Vice-President            Chairman, President
Montreal Trust Company            Finance and Corporate     and Scientific
Transfer Agent and Registrar      Development, and          Director
                                  Secretary
By:
   ---------------------------
     Authorized Officer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE OFFICES OF THE MONTREAL TRUST COMPANY IN MONTREAL, TORONTO, HALIFAX, WINNIPEG, REGINA, CALGARY AND VANCOUVER.

There are rights, privileges, restrictions or conditions attached to the shares by this certificate and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of (i) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

For value received, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------

Social Insurance Number:
                        --------------------------------

_______________________ shares of the share capital represented by the within certificate and does hereby irrevocably constitute and appoint
______________________________ Attorney to transfer the said shares of the securities registers of the Corporation with full power of substitution in the premises.

Date:
     ------------------------------
                                           Signature:
                                                     ---------------------------

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A BANK OR BY A TRUST CORPORATION, OR BY A MEMBER OF A CANADIAN STOCK EXCHANGE WHOSE SIGNATURE IS KNOWN TO THE TRANSFER OFFICE.